Exhibit 14.(a).2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-149175) of Blue Square-Israel Ltd., of our report dated March 20 2007, relating to the financial statements of Radio Non-Stop Ltd., for the years 2006 and 2005, which appears in this Annual Report (Form 20-F) of Blue Square-Israel Ltd. for the year ended December 31, 2007.

Tel-Aviv, Israel	/s/ Kost, Forer, Gabbay & Kasierer
KOST, FORER, GABBAY and KASIERER
June 23, 2008	A member of Ernst & Young Global